UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2018
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 14, 2018, Sun BioPharma, Inc. (the “Company”) approved an amendment and restatement of the Company’s 2016 Omnibus Incentive Plan (the “Plan”). The amendments approved and reflected in the amendment and restatement of the Plan include the following:

●

Decrease in the maximum number of shares available for awards under the plan from 15,000,000 to 1,500,000 to reflect the Company’s 1-for-10 reverse stock split effective as of the close of business on November 7, 2017;

●

Removal of certain provisions relating to Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986 which are no longer applicable to new awards granted under the Plan due to the enactment of the Tax Cuts and Jobs Act, which eliminated the performance-based compensation exception under Section 162(m) for tax years beginning on and after January 1, 2018; and

●	Elimination of cash incentive awards as an award type under the Plan in light of the Section 162(m) changes noted above.

The description of the amendment and restatement to the Plan is qualified by reference to the complete terms of the amended and restated Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sun Biopharma, Inc. 2016 Omnibus Incentive Plan, amended and restated as of March 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: March 20, 2018	By:	/s/ Scott Kellen
Scott Kellen Chief Financial Officer